EXHIBIT 99.f

                     NIAGARA OF WISCONSIN PAPER CORPORATION

                                 BALANCE SHEETS

                               AS OF JUNE 30, 1995

                                   (UNAUDITED)


ASSETS

CURRENT ASSETS:
 Cash                                                $    852,151
 Accounts receivable, net                              18,790,588
 Inventories
   Raw materials                                        6,331,619
   Work-in-process                                        214,350
   Finished goods                                         509,039
     Total inventories                                  7,055,008

 Prepaid expenses                                         142,418
 Other supplies                                         1,110,515
     Total current assets                              27,950,680

PROPERTY, PLANT AND EQUIPMENT:
 Land and land improvements                             3,218,621
 Buildings                                             14,932,049
 Machinery and equipment                              147,438,488
 Construction-in-progress                               1,870,794
                                                      167,459,952
   Less accumulated depreciation                       96,321,262
 Net property, plant, and equipment                    71,138,690

OTHER ASSETS                                            3,252,650
DEFERRED INCOME TAXES                                   4,323,000
     Total assets                                    $106,665,020

LIABILITIES AND STOCKHOLDER'S EQUITY

CURRENT LIABILITIES:
 Accounts payable                                    $ 10,613,719
 Lease payable                                          4,889,900
 Payroll and employee benefits                          3,192,352
 Accrued liabilities                                    7,305,088
     Total current liabilities                         26,001,059

NONCURRENT LIABILITIES:
 Environmental accrual                                  8,000,000
 Pension benefits                                       4,185,000
 Postretirement benefits                               13,170,984
 Due corporate office                                  46,972,562
     Total noncurrent liabilities                      72,328,546

SHAREHOLDER'S EQUITY:
 Common stock $1.00 par value, 50,000
   shares authorized in 1995,
   500 issued and outstanding                                 500
 Pension adjustment                                      (991,660)
 Retained earnings                                      9,326,575
     Total shareholder's equity                         8,335,415
 Total liabilities and stockholder's equity          $106,665,020


                     NIAGARA OF WISCONSIN PAPER CORPORATION

                            STATEMENTS OF OPERATIONS

                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1995

                                   (UNAUDITED)


                                                        June 30,
                                                          1995

NET SALES                                             $114,821,673

COSTS OF GOODS SOLD                                     88,366,643
 Gross profit                                           26,455,030

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES             5,585,629

 Income from operations                                 20,869,401

OTHER INCOME (EXPENSE):
 Interest expense                                       (1,437,944)
 Interest income                                              -
   Total other income (expense)                         (1,437,944)

 Income before provision for income taxes               19,431,457

PROVISION FOR INCOME TAXES                               7,484,000
   Net income                                         $ 11,947,457


                     NIAGARA OF WISCONSIN PAPER CORPORATION

                             STATEMENT OF CASH FLOWS

                  FOR THE SIX-MONTH PERIOD ENDED JUNE 30, 1995

                                   (UNAUDITED)



CASH FLOWS FROM OPERATING ACTIVITIES:
 Net income                                       $11,947,457
 Adjustments to reconcile net income
   to net cash provided by operating
   activities-
     Depreciation                                   3,742,875
 Changes in assets and liabilities -
   Increase in current assets                      (6,285,664)
   Decrease in current liabilities                   (242,475)
   Decrease in other assets                         1,412,371
   Change in pension and postretirement benefits     (605,840)
 Net cash provided by operating activities          9,968,724
CASH FLOWS FROM INVESTING ACTIVITIES:
 Purchases of property, plant and equipment        (2,676,207)
   Net cash used in investing activities           (2,676,207)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Retirement of long-term debt                      (2,200,000)
 Decrease in due corporate office                  (4,385,118)
   Net cash used in financing activities           (6,585,118)

   Net increase in cash                               707,399

CASH, beginning of period                             144,752

CASH, end of period                               $   852,151


                     NIAGARA OF WISCONSIN PAPER CORPORATION

                     NOTES TO UNAUDITED FINANCIAL STATEMENTS

                                  JUNE 30, 1995


Note 1 - The accompanying unaudited financial statements do not include certain footnotes and other information necessary for a fair presentation of financial position, results of operations, and changes in financial position in conformity with generally accepted accounting principles.

         In the opinion of management, the statements include all adjustments necessary for a fair presentation of the results for the interim period. Results of operations for interim periods are not necessarily indicative of the results that may be expected for the year.